CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Form 10KSB of our report dated October 28, 1999 which appears on page 18 of the 1999 Annual Report to Shareholders of CSB Financial Group, Inc., for the year ended September 30, 1999.



/s/ McGladrey & Pullen, LLP



Champaign, Illinois
December 20, 1999